UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 29, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On December 30, 2017, the Board of Directors (the “Board”) of Aerkomm Inc. (the “Company”) by unanimous written consent appointed Mr. Jeffrey Wun as President and Chief Executive Officer (“CEO”) of the Company, effective December 31, 2017. Mr. Chiou, the Company’s former President and CEO, agreed to step down from these positions by mutual consent, effective December 31, 2017. Mr. Chiou will remain as a consultant to the Company for a period of six months.

In this unanimous written consent, the Board confirmed that Mr. Y. Tristan Kuo would continue as the Chief Financial Officer of the Company, and that Mr. Jan-Yung Lin would continue as the Secretary of the Company.

Mr. Jeffrey Wun, age 51, has served as a member of our board of directors since the reverse acquisition of our wholly-owned subsidiary, Aircom Pacific, Inc., a California corporation (“Aircom”) on February 13, 2017. Mr. Wun previously has served as President, Treasurer and Secretary of the Company from December 28, 2016 until February 13, 2017. Mr. Wun has served as Aircom’s Chief Technology Officer since December 2014. Mr. Wun is a technologist who has more than 25 years of experience in the communications industry. Prior to joining Aircom, Mr. Wun served as Senior Staff Engineer at Samsung Electronics Co., Ltd. from December 2012 until May 2015. Prior to that, Mr. Wun was a professional engineer at MediaTEK USA Inc. from November 2010 until December 2012 and served as Chief Executive Officer at Kairos System Inc. from 2003 until 2010. Mr. Wun received his B.S. in Biochemistry and Computer Science from Chinese University of Hong Kong in 1988.

Mr. Wun was appointed as President and CEO, and Mr. Kuo’s and Mr. Lin’s positions with the Company were confirmed, until their successors are duly elected and qualified. There are no arrangements or understandings between Mr. Wun and any other persons pursuant to which he was selected as an officer of the Company. There are no family relationships among Mr. Wun and our directors or other officers. There has been no transaction, nor is there any currently proposed transaction, between Mr. Wun and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Directors

On December 29, 2017, stockholders of the Company holding 33,230,902 shares of the Company’s outstanding common stock, or approximately 80.15% of the outstanding common stock of the Company, voted by written consent in lieu of an annual meeting (the “Written Stockholder Consent”) to elect the following six (6) persons to the Board of the Company to serve until the Company’s next annual meeting or until their resignations are duly tendered and accepted:

Jeffrey Wun

Jan-Yung Lin

Colin Lim

Raymond Choy

Chih-Ming (Albert) Hsu

James J. Busuttil

There are no arrangements or understandings between the newly appointed directors and any other persons pursuant to which they were selected as directors. There are no family relationships among the newly appointed directors and our directors or officers. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed director and the Company that would require disclosure under Item 404(a) of Regulation S-K.

2

No other items were voted on by the Company’s stockholders in the Written Stockholder Consent.

Short biographies for the three new directors, Raymond Choy, Chih-Ming (Albert) Hsu and James J. Busuttil, are set forth below:

Raymond Choy. Mr. Choy has served as a member of the Board of our wholly owned subsidiary Aircom Pacific, Inc. since October 2017. He is a certified public accountant (CPA) in the state of California in 2006 and he also received his chartered global management accountant (CGMA) designation in 2013. Mr. Choy has been providing accounting, consulting and advisory services to public and private companies since July 2016 through his partnership with Beyond Century Consulting, LLC. Mr. Choy also has had extensive experience auditing the financial statements and internal controls of public and private companies as a senior manager at Frazer, LLP from July 2004 to June 2016. Mr. Choy is a 2003 graduate of California State Polytechnic University, Pomona, with a bachelor degree with in business administration with accounting concentration and minor in computer information system.

Chih-Ming (Albert) Hsu. Mr. Hsu has served as a member of the Board of our wholly owned subsidiary Aircom Pacific, Inc. since April 2017. Mr. Hsu has been admitted to practice law as a corporate and business lawyer and as a patent attorney in Taiwan since 2002. Mr. Hsu also previously served as the arbitrator & mediator of the Chinese Arbitration Association, Taipei. In addition, Mr. Hsu was the Chairman of Unitel High Technology Corporation, a listed company at Taiwan over-the-counter market from December 2015 until September 2016.  Mr. Hsu received the degrees of Master of Law and Bachelor of Law from National Taiwan University in 2003 and 1997, respectively. Mr. Hsu is the expert of the real estate securitization in Taiwan.

James J. Busuttil. Professor Busuttil is an attorney admitted to practice before the courts of New York State since 1983, as well as numerous U.S. Federal Trial and Appeals Courts, practicing international, financial and corporate law. Professor Busuttil was elected as a Life Fellow of the U.K.-based Institute of Directors (IoD). Members are invited to become Fellows of the IoD based on their substantial and sustained experience and contribution to business. Fellows are required to have been a company director for at least five years and, at some point during this period, the entity must have had an annual turnover or budget that exceeds £10m. Professor Busuttil has represented banks and financial institutions based in the United States and other countries in private sector financing of domestic and international projects, negotiated alternative energy project financings, handled transnational mergers and joint ventures, represented equity investors in venture capital transactions and organized investment funds. In addition, Professor Busuttil represented the Bank Advisory Group for a major Latin American debtor nation in sovereign debt restructuring and handled a variety of private sector Latin American debt restructures. Professor Busuttil has been a Member of the Permanent Court of Arbitration (PCA) since 2007. The PCA is the oldest international tribunal in the world established by the 1907 Convention for the Pacific Settlement of International Disputes. Membership of the PCA is strictly by nomination of contracting states of individuals of known competency in questions of international law, of the highest moral reputation, and disposed to accept the duties of Arbitrator.’ Professor Busuttil is also a Member of the London Court of International Arbitration (LCIA) Users’ Council. With respect to arbitration, Professor Busuttil has been involved mainly in investment disputes. Professor Busuttil created the University of London’s Postgraduate Laws Program. Professor Busuttil directed the Master of Laws (LL.M.), Postgraduate Diploma in Laws (PG Dip. Laws) and the Postgraduate Certificate in Laws (PG Cert. Laws) for over 10 years. Under Professor Busuttil’s leadership, the Program grew to over 3,000 persons from more than 150 countries. Professor Busuttil was appointed as an Honorary Professor at the Faculty of Law of University College London (UCL) in 2004. Professor Busuttil has been a member of the Pugwash Conference on Science and World Affairs, of the Council on Foreign Relations, and of the Executive Council of the American Society of International Law. In the course of work, Professor Busuttil has developed experience and understanding in dealing with parties and organizations, including the private and public sectors, in South East Asia, East Asia, Europe, the Middle East, Russia, North Africa and Australasia.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above with respect to the Written Stockholder Consent appointing new directors is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2018	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

4